                                                  Free Writing Prospectus
                                                  Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-07

                  ** BSCMS 2007-PWR17 ** $3.3Bn Fixed Rate CMBS

Co-Lead Bookrunning Managers: Morgan Stanley, Bear Stearns Rating Agencies: S&P,
Fitch

             *** PRE-PRICING FREE WRITING PROSPECTUS IS ATTACHED ***

Expected Timing:
 - Launch & Price:                                            Wednesday, Sept 12
 - Settlement:                                                      September 27

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1)   these materials not constituting an offer (or a solicitation of an offer),

(2)   no representation that these materials are accurate or complete and may not be updated, or

(3)   these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities.
Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice.
Securities may not be suitable for all; contact your BSC rep for further info.
Trade recaps for your information at your request; not a confirmation.
Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear,
Stearns & Co. Inc.

[LOGO]  BEAR                                                      Morgan Stanley
       STEARNS

                               ------------------
                                      PWR17
                               ------------------

                                $[2,877,180,000]

                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                               ------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

                               ------------------

                               SEPTEMBER 12, 2007

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                                       T-1

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

      The Free Writing Prospectus dated August 30, 2007, to accompany the
      Prospectus dated May 29, 2007 (the "Free Writing Prospectus") and the free writing prospectus dated August 30, 2007 that presents certain structural and collateral information (the "Term Sheet") are hereby updated in the following respects:

      A.    STRUCTURAL UPDATE

            1.    Issue Characteristics.

OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------------
                                                                WEIGHTED                       ASSUMED FINAL  APPROXIMATE INITIAL
          INITIAL CERTIFICATE  SUBORDINATION     RATINGS        AVERAGE         PRINCIPAL      DISTRIBUTION      PASS-THROUGH
CLASS        BALANCE(1)(2)       LEVELS(3)    (S&P / FITCH)  LIFE (YRS.)(4)  WINDOW (MOS.)(4)     DATE(4)           RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

 A-1      $       101,750,000     30.000%        AAA/AAA          3.39            1 - 58          07/2012%
 A-2      $       194,050,000     30.000%        AAA/AAA          4.85           58 - 60          09/2012%
 A-3      $       311,800,000     30.000%        AAA/AAA          6.79           81 - 83          08/2014%
 A-AB     $       132,000,000     30.000%        AAA/AAA          7.15           60 - 109         10/2016%
 A-4      $     1,178,257,000     30.000%        AAA/AAA          9.76          109 - 119         08/2017%
 A-1A     $       364,325,000     30.000%        AAA/AAA          8.62           1 - 119          08/2017%
 A-M      $     [326,026,000]     20.000%        AAA/AAA          9.87          119 - 119         08/2017%
 A-J      $       268,972,000     11.750%        AAA/AAA          9.95          119 - 120         09/2017%
---------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (6)

---------------------------------------------------------------------------------------------------------------------------------
          INITIAL CERTIFICATE                                   WEIGHTED                       ASSUMED FINAL  APPROXIMATE INITIAL
          BALANCE OR NOTIONAL  SUBORDINATION     RATINGS        AVERAGE      PRINCIPAL WINDOW  DISTRIBUTION      PASS-THROUGH
 CLASS         AMOUNT(1)         LEVELS(3)    (S&P / FITCH)  LIFE (YRS.)(4)     (MOS.)(4)         DATE(4)           RATE(5)
---------------------------------------------------------------------------------------------------------------------------------

   X      $  3,260,260,823(7)       --           AAA/AAA           --              --               --                 %
A-MFL(8)         [__________]     20.000%        AAA/AAA          9.87          119 - 119         08/2017%
   B      $        28,527,000     10.875%        AA+/AA+          9.96          120 - 120         09/2017%
   C      $        44,829,000      9.500%         AA/AA           9.96          120 - 120         09/2017%
   D      $        24,452,000      8.750%        AA-/AA-          9.96          120 - 120         09/2017%
   E      $        20,376,000      8.125%         A+/A+           9.96          120 - 120         09/2017%
   F      $        28,527,000      7.250%          A/A            9.96          120 - 120         09/2017%
   G      $        32,603,000      6.250%         A-/A-           9.96          120 - 120         09/2017%
   H      $        36,678,000      5.125%       BBB+/BBB+         9.96          120 - 120         09/2017%
   J      $        32,603,000      4.125%        BBB/BBB          9.96          120 - 120         09/2017%
   K      $        32,602,000      3.125%       BBB-/BBB-         9.96          120 - 120         09/2017%
   L      $        12,226,000      2.750%        BB+/BB+          9.96          120 - 120         09/2017%
   M      $        12,226,000      2.375%         BB/BB           9.96          120 - 120         09/2017%
   N      $        12,226,000      2.000%        BB-/BB-          9.96          120 - 120         09/2017%
   O      $         8,151,000      1.750%         B+/B+           9.96          120 - 120         09/2017%
   P      $         4,075,000      1.625%          B/B            9.96          120 - 120         09/2017%
   Q      $         8,151,000      1.375%         B-/B-           9.96          120 - 120         09/2017%
   S      $        44,828,823       --            NR/NR          10.08          120 - 142         07/2019%
---------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   Subject to a permitted variance of plus or minus 5%.

        (2)   For purposes of making distributions to the Class A-1, Class A-2,
              Class A-3, Class A-AB, Class A-4 and Class A-1 A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 218 mortgage loans, representing approximately 88.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 46 mortgage loans, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan
              Group 2 will include approximately 97.6% of the aggregate
              principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties.
              Additionally, loan group 2 includes 2 mortgage loans secured by mixed use properties. These 2 mortgage loans represent 1.0% of the initial mortgage pool balance and 9.2% of the initial loan group 2 balance. Generally, the Class A-1, Class A-2, Class A-3, Class
              A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1 A certificates has been reduced to zero, and the Class A-1 A certificates will be entitled to

                                      T-2

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

              receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class
              A-AB and Class A-4 certificates have been reduced to zero.
              However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class S certificates and the Class A-MFL Regular Interest have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be
              distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
              Class A-4 and Class A-1 A certificates, pro rata.

        (3)   The percentages indicated under the column "Subordination Levels"
              with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
              Class A-4 and Class A-1A certificates represent the approximate subordination level for the Class A-1, Class A-2, Class A-3, Class
              A-AB, Class A-4 and Class A-1A certificates in the aggregate as if they were a single class of certificates. The percentages
              indicated under the column "Subordination Levels" with respect to the Class A-M and Class A-MFL certificates represent the
              approximate subordination level for the Class A-M and Class A-MFL certificates in the aggregate as if they were a single class of certificates.

        (4)   Based on the structuring assumptions, assuming 0% CPR, described in the Free Writing Prospectus dated August 30, 2007, to accompany the Prospectus dated May 29, 2007 (the "Free Writing Prospectus").

        (5)   The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
              G, H, J, K, L, M, N, O, P, Q and S certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X certificates will accrue interest at a variable rate. The Class A-MFL Regular Interest (as defined herein) will accrue interest at one of the following: (i)
              a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage.
              The Class A-MFL certificates will accrue interest at a rate per annum equal to one- month LIBOR plus a fixed number of basis points, except that (i) one-month LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, (ii) in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then the pass-through rate for that class will convert to a rate per annum equal to the pass- through rate for the Class A-MFL Regular
              Interest unless and until the particular default is cured or the applicable swap contract is replaced, and (iii) under certain other circumstances, interest distributions on the Class A-MFL certificates may be reduced. None of the holders of the offered certificates will bear the effect of any such conversion or reduction arising with respect to the Class A-MFL certificates.

        (6)   To be offered privately pursuant to Rule 144A.

        (7)   The Class X Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

        (8)   The Class A-MFL certificates will have a corresponding
              uncertificated "regular interest" (the "Class A-MFL Regular
              Interest") that will have a principal balance equal to the principal balance of the Class A-MFL certificates and will accrue interest as described in Note 5. The Class A-MFL Regular Interest will have a related fixed rate account, a related interest rate swap contract and a related floating rate account. None of the holders of the offered certificates will have any beneficial interest in the Class A-MFL Regular Interest, the related fixed rate account, the related interest rate swap contract or the related floating rate account. Principal will be paid pro-rata between the Class A-M Certificates and the Class A-MFL Regular
              Interest.

                                       T-3

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

        2.    Issuance of Class A-MFL REMIC Regular Interest. The issuing entity will also issue an uncertificated regular interest in a REMIC, which regular interest will be designated as the "Class A-MFL Regular Interest". The approximate total initial principal balance of the Class A-MFL Regular Interest will be equal to the approximate total initial principal balance of the class
A-MFL certificates.

        Neither the class A-MFL certificates nor the Class A-MFL Regular
Interest is being offered by the Free Writing Prospectus, the Term Sheet or this free writing prospectus. Information provided in this free writing prospectus regarding the characteristics of the class A-MFL certificates and the Class
A-MFL Regular Interest (as well as the other non-offered certificates) is provided only to enhance your understanding of the certificates that are offered by the Free Writing Prospectus and the Term Sheet (as amended and supplemented by this free writing prospectus).

        3.    Swap Contract. On the date of initial issuance of the series
2007-PWR17 certificates, the trustee, solely in its capacity as trustee of a swap trust, will enter into an interest rate swap agreement related to the Class
A-MFL Regular Interest. None of the holders of the certificates offered by the
Free Writing Prospectus and the Term Sheet (as amended and supplemented by this free writing prospectus) will be entitled to payments under that interest rate swap agreement.

        4.    Swap Counterparty/Swap Counterparty Guarantor. Morgan Stanley
Capital Services Inc., a Delaware corporation, will be the swap counterparty under the interest rate swap agreement. The obligations of Morgan Stanley
Capital Services Inc. under the interest rate swap agreement will be guaranteed by Morgan Stanley. Morgan Stanley Capital Services Inc. is an affiliate of
Morgan Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley.

        5.    Pass-Through Rates and Accrual of Interest on the Regular
Interests.

        The Class A-MFL Regular Interest will have a pass-through rate. The
Class A-MFL Regular Interest will accrue interest in the same manner as the class A-M certificates as described in the Free Writing Prospectus under the heading "Description of the Offered Certificates--Distributions--Pass-Through
Rates" as if it were a class of certificates, except that such interest will accrue based on the pass-through rate for the Class A-MFL Regular Interest and on the principal balance of the Class A-MFL Regular Interest outstanding from time to time.

        6.    Distributions; Allocations of Realized Losses and Additional Trust
Fund Expenses.

        The Class A-MFL Regular Interest will generally be entitled to distributions on a pari passu basis with the class A-M certificates.

        Amounts otherwise described in the Free Writing Prospectus dated August
30, 2007 as distributable on the class A-M certificates as described under the heading "Description of the Offered Certificates-- Distributions" in the Free
Writing Prospectus dated August 30, 2007, whether as interest, principal, loss reimbursement amounts or yield maintenance charges or prepayment premiums, instead will be distributable to the holders of the class A-M certificates and the swap trust as the holder of the Class A-MFL Regular Interest. Those distributions will be made on a pari passu and pro rata basis according to the respective outstanding principal balances of, or the respective amounts due to, the class A-M certificates and the Class A-MFL Regular Interest. Any reductions otherwise to be made in the total principal balance of the class A-M certificates as described under the heading "Description of the Offered
Certificates--Reductions of Certificate Principal balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in the Free Writing
Prospectus dated August 30, 2007 will instead be allocated to reduce the total principal balances of the class A-M certificates and the Class A-MFL Regular
Interest. Those reductions will be made on a pro rata basis according to the respective outstanding principal balances of the class A-M certificates and the
Class A-MFL Regular Interest.

                                       T-4

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

        7.    The Class X Certificates.

        The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1 A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class
A-MFL Regular Interest outstanding from time to time.

        The pass-through rate applicable to the class X certificates for each interest accrual period will equal the excess, if any, of:

        o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

        o     the weighted average of the pass-through rates for the class A-1,
              A-2, A-3, A-AB, A-4, A-1 A, A- M, A-J, B, C, D, E, F, G, H, J, K,
              L, M, N, O, P, Q and S certificates and the Class A-MFL Regular
              Interest for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2007-PWR17 certificates and the Class A-MFL Regular
              Interest outstanding immediately prior to the distribution date for that interest accrual period.

B.      MORTGAGE POOL UPDATES

        1.    Notwithstanding sentence and table set forth under the caption
"Summary--The Trust Fund-- C. Encumbered and Other Interests" on page S-26 of the Free Writing Prospectus, the statements made in the first paragraph set forth under the caption "Risk Factors--The Mortgage Loans--Loans Secured by
Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss
Upon a Lease Default" on page S-65 of the Free Writing Prospectus, the statements made under the caption "Certain Characteristics of the Mortgage
Pool--Encumbered and Other Interests" on page S-143 of the Free Writing
Prospectus and all other applicable references to the statistics regarding the borrower's fee and leasehold interest in the mortgaged properties in the Free
Writing Prospectus and in Appendix B to the Free Writing Prospectus, the
information regarding the borrower's interests in their mortgaged properties are updated as follows:

        The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by or having the benefit of certain arrangements regarding, mortgaged properties for which the interest is as indicated:

                             NUMBER OF     % OF INITIAL     % OF INITIAL     % OF INITIAL
                             MORTGAGED       MORTGAGE       LOAN GROUP 1     LOAN GROUP 2
ENCUMBERED INTEREST          PROPERTIES    POOL BALANCE       BALANCE          BALANCE
-------------------------    ----------    ------------     ------------     ------------

Fee(1)                          381           83.6%            82.2%            95.0%
Fee in part and leasehold
in part                           6           13.0%            14.7%             0.0%
Leasehold                        12            3.4%             3.2%             5.0%

________________
(1)     Includes mortgaged properties for which (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage.

        The related borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease in the case of the mortgaged properties identified on Appendix B to this prospectus supplement as
Bank of America Center, Red Roof Inn Milford and Red Roof Inn Boston Mansfield
Foxboro (which two properties are part of the RRI Hotel Portfolio), 1101 New
York Avenue, Holiday Inn Select Minneapolis Airport and Doubletree - Little Rock
(which two properties are part of the Logan Hotel Portfolio),

                                       T-5

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

City Center Englewood, Estrella Medical Plaza, Creekwood Commons, Imperial
Hornet Building, Hillcrest Shopping Center, Fairhaven Gardens Apartments,
Zinfandel Ranch Apartments, 30 and 36 North Union Road and 5454 Main Street
(which two properties are part of the Iskalo Office and Retail Portfolio), Rite
Aid Dumfries-VA (which is part of the Rite Aid Portfolio), Lakewood Collection and Autozone - Vidalia (which is part of the VFI Southern Portfolio).

        2.    The final paragraph and table set forth under the caption "Risk
Factors--The Mortgage Loans--Condominium or Cooperative Ownership may Limit Use
and Improvements" on page S-66 of the Free Writing Prospectus are updated to read in their entirety as follows:

        The following table identifies each mortgaged property that consists principally of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land and whether the borrower controls the condominium or cooperative entity.

                                      % OF INITIAL    WHETHER THE BORROWER CONTROLS
MORTGAGE LOAN/PROPERTY PORTFOLIO     MORTGAGE POOL     CONDOMINIUM OR COOPERATIVE
              NAMES                     BALANCE                  ENTITY
--------------------------------     --------------   ------------------------------

Residence Inn Milwaukee                   0.6%                     No(2)
Peachtree Street(1)                       0.5%                     Yes
One Boulder Plaza Phase V                 0.4%                     Yes
Greene & Mercer Street Retail             0.4%                     No
El Portal Office                          0.3%                     No(2)
Jordan Valley Medical Office              0.3%                     Yes
South Fountain View Office Center         0.2%                     No(2)
Rite Aid Narberth                         0.1%                     Yes
350 Sentry Parkway                        0.1%                     No
Bow Street                                0.1%                     Yes

(1)     Peachtree Street is one of the multiple mortgaged properties that together secure the DRA / Colonial Office Portfolio Loan Group.

(2)     The entity is a condominium association. The borrower does not control the entity but has the right to veto any decision of the board of managers or directors, as applicable, that may materially and adversely affect the mortgaged property.

        3.    In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as
Ramada Newark Airport (Loan ID #50), the following paragraph is added immediately following the seventh paragraph under the section titled
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and/or Other Financing--Other Additional
Financing" on page S-161 of the Free Writing Prospectus:

        With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
        Ramada Newark Airport, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $1,450,000 from an affiliate of the borrower. The related affiliate has executed a subordination and standstill agreement.

        4.    With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as Cardenas
Market Fontana (Loan ID #31), each field set forth on such Appendix B indicated
below is updated to read as set forth opposite such field below:

              Annual Debt Service ($)(4) (5):         $1,131,999.96
               Monthly Debt Service ($)(4) (5):       $   94,333.33

                                       T-6

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

          5. With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as Cardenas
Market Fontana (Loan ID #31), the following note is added under Item 4 of the
"Footnotes to Appendix B and Appendix C" of the Free Writing Prospectus:

        For Loan ID #31 (Cardenas Market Fontana), the loan is presented with a
        30/360 interest accrual basis for the interest only period from
        September 1, 2007 through August 1, 2012. Beginning September 1, 2012 until the maturity date of August 1, 2017, interest accrues on an
        Actual/360 basis.

        6.    With respect to the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to the Free Writing Prospectus as Rite Aid Portfolio (Loan ID #132), each field set forth on such Appendix B indicated below is updated to read as set forth opposite such field below:

              Balance at Maturity or ARD ($)(3):                            $5,464,533
              Original Term to Maturity or ARD (mos.):                             119
              Stated Remaining Term to Maturity or ARD (mos.):                     118
              Maturity Date or ARD:                                           7/1/2017
              LTV Ratio at Maturity or ARD(3) (6):                               50.2%
              Prepayment Provisions (# of payments)                   LO(35)/GRTR1% or
                                                                        YM(80)/Open(4)

        7.    In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as
Bank of America Center (Loan ID #2), the first sentence under the caption
"Ground Lease" on page D-10 of Appendix D to the Free Writing Prospectus, and on
page 21 of the Term Sheet, in the applicable section titled "Mortgage Loan No. 2
-- Bank of America Center" is updated to read in its entirety as follows:

        The Bank of America Center Borrower has a fee interest in a portion of the Bank of America Center Property and a leasehold interest in the remaining portion of the Bank of America Center Property.

        8.    Notwithstanding any contrary information in the Free Writing
Prospectus regarding the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as RRI Hotel Portfolio
(Loan ID #3), the information regarding that pooled mortgage loan is updated as set forth in Exhibit A to this free writing prospectus, which Exhibit A will also replace in its entirety the loan summary titled "Mortgage Loan No. 3--RRI
Hotel Portfolio" in Appendix D to the Free Writing Prospectus. The changes in information relate to, among other things, the nature and amounts of upfront and ongoing reserves and escrows, the conditions to property releases and substitutions (including the minimum debt service coverage ratios), the absence of a right of the borrower to incur mezzanine debt in the future and arrangements regarding management of the mortgaged properties.

        9.    In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as the Logan Hotel Portfolio (Loan ID #7), condition (4) under the caption "Release of Properties" on page D-35 of Appendix D to the Free Writing Prospectus, and on
page 46 of the Term Sheet, in the applicable section titled "Mortgage Loan No. 7
-- Logan Hotel Portfolio" is updated to read in its entirety as follows:

        if on or prior to December 31, 2011, defeasance of an amount equal to
        110% of the allocated loan amount for the released property; and if after December 31, 2011, upon payment of an amount equal to 110% of the individual allocated loan amount; and

                                       T-7

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

C.      OTHER UPDATES

        1.    In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as
Cardenas Market Fontana (Loan ID #31), information regarding the accrual of interest, the allocation of payments and certain servicing provisions are updated as follows, notwithstanding any contrary statements set forth in the
Free Writing Prospectus:

        In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
        Cardenas Market Fontana, which has an initial interest-only period, we have assumed that this pooled mortgage loan accrues interest on a 30/360
        Basis during the interest-only period and an Actual/360 Basis after the expiration of the interest-only period, notwithstanding that the related mortgage loan documents state that interest accrues on an Actual/360
        Basis and do not purport to establish another interest accrual basis for the interest-only period. For substantially all purposes of the series
        2007-PWR17 certificates, the pooling and servicing agreement will require that this pooled mortgage loan be treated as if it accrues interest on a 30/360 Basis during the interest-only period and an
        Actual/360 Basis after the expiration of the interest-only period -
        without regard to any excess of the interest accrued on this pooled mortgage loan on an Actual/360 Basis during the interest-only period over interest accrued and payable on this pooled mortgage loan on a
        30/360 Basis during the interest-only period. We refer to any such excess as "Cardenas Market Fontana Additional Interest". Such
        requirement will apply for purposes of determining (among other things):
        the amount of any debt service advance; the monthly payments due or deemed due under the terms of that pooled mortgage loan; the mortgage interest rate at which interest accrues or is deemed to accrue on that pooled mortgage loan; the principal balance on which that interest accrues or is deemed to accrue; the amount of any Appraisal Reduction
        Amount; the amount of any interest reserve amount; the Stated Principal
        Balance (and the master servicing fees, any special servicing fees, the trustee fee, the certificate administrator fee and the servicer report administrator fee, which are determined in part by reference to such
        Stated Principal Balance); the amount of any Prepayment Interest Excess;
        the amount of any Prepayment Interest Shortfall; whether an Appraisal
        Trigger Event has occurred; whether a Servicing Transfer Event has occurred; and the amount of accrued interest considered in the calculation of any Realized Loss. In any event, this pooled mortgage loan will not be an interest reserve loan with respect to the interest-only period and will be an interest reserve loan with respect to the period following the interest-only period.

        In addition, at any time when this pooled mortgage loan is not a specially serviced mortgage loan, the applicable master servicer will be permitted, but not required, to waive the borrower's obligation to pay any Cardenas Market Fontana Additional Interest. Any such waiver will not require the consent, approval or confirmation of any other person
        (whether the approval of the special servicer, the approval of the series 2007-PWR17 controlling class representative, any confirmation of the ratings of the series 2007-PWR17 certificates from the Rating
        Agencies or otherwise). At any time when this pooled mortgage loan constitutes a specially serviced mortgage loan, the special servicer will be permitted, but not required (subject to the Servicing Standard), to waive the borrower's obligation to pay any Cardenas Market Fontana
        Additional Interest. Any such waiver will not constitute a "Material
        Action" or require the consent or approval of any other person (whether the approval of the series 2007-PWR17 controlling class representative, any confirmation of the ratings of the series 2007-PWR17 certificates from the Rating Agencies or otherwise). The pooled mortgage loan seller for this pooled mortgage loan will be entitled to any payments or collections on or in respect of any Cardenas Market Fontana Additional
        Interest. The portion of the series 2007-PWR17 trust fund that holds any
        Cardenas Market Fontana Additional Interest and any collections thereof will not constitute an asset of REMIC I.

                                       T-8

                                    EXHIBIT A

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI

LOAN PURPOSE:                      Acquisition

ORIGINAL BALANCE: (1)              $186,000,000

CUT-OFF DATE BALANCE: (1)          $186,000,000

FIRST PAYMENT DATE:                10/01/2007

INTEREST RATE:                     6.72300%

AMORTIZATION TERM:                 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     09/01/2017

EXPECTED MATURITY BALANCE: (1)     $161,294,606

SPONSORS:                          Citigroup Global Special Situations Group,
                                   Westmont Hospitality Group, Westbridge
                                   Hospitality Fund II, L.P.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of the date that is
                                   36 months after the first payment date or 24
                                   months after the securitization of all loans
                                   comprising the RRI Hotel Portfolio Loan
                                   Group, with either (i) U.S. Treasury
                                   defeasance or (ii) the greater of 1% or yield
                                   maintenance permitted thereafter, and open
                                   to prepayment without premium during the
                                   last 4 payments including the maturity date

CUT-OFF DATE BALANCE PER ROOM: (1) $49,347

UP-FRONT RESERVES:                 RE Taxes:                $3,642,975
                                   Insurance:               $259,678
                                   Deferred Maintenance:    $4,895,669
                                   Environmental:           $144,650
                                   Ground Lease:            $84,007

ONGOING RESERVES:                  RE Taxes:                $559,889 / month
                                   Insurance:               $129,839 / month
                                   FF&E: (2)                Springing
                                   Ground Lease: (3)        Springing
                                   Deferred Maintenance:    Springing
                                   (4)

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):         NAP

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Hospitality

PROPERTY SUB-TYPE:                 Limited Service

LOCATION:                          Various

YEAR BUILT/RENOVATED:              Various

OCCUPANCY (AS OF):                 61.5% (05/31/2007)

ADR (AS OF):                       $60.00 (05/31/2007)

REVPAR (AS OF):                    $36.92 (05/31/2007)

ROOMS:                             9,423

THE COLLATERAL:                    Interests in 79 limited service hotels
                                   located in 24 states

OWNERSHIP INTEREST:                Fee / Leasehold (5)

PROPERTY MANAGEMENT:               RRI West Management, LLC

3RD MOST RECENT NOI (AS OF):       $42,449,286 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):       $49,493,169 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):           $51,119,199 (TTM 05/31/2007)

U/W NET OP. INCOME:                $53,190,132

U/W NET CASH FLOW:                 $49,758,965

U/W OCCUPANCY:                     61.8%

U/W ADR:                           $60.95

U/W REVPAR:                        $37.64

APPRAISED VALUE (AS OF):           $658,600,000 (07/01/2007)

CUT-OFF DATE LTV RATIO: (1)        70.6%

LTV RATIO AT MATURITY: (1)         61.2%

U/W DSCR: (1)                      1.38x
--------------------------------------------------------------------------------

(1)     The $186,000,000 pooled mortgage loan represents a 40% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into three pari passu notes. All LTV, DSCR and Loan Per Room numbers presented are based on the total $465,000,000 financing.

(2)     There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge
        Hospitality Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12th of the difference between (a) 4% of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)     A 3-month ground rent was established at origination and borrowers'
        obligation to make monthly ground rent reserve deposits is waived so long as the borrowers provide evidence of payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)     If the borrowers have not completed immediate and short term repairs prior to the 12-month anniversary of loan origination, the borrowers are required to deposit 110% of estimated cost to complete the remaining immediate and short term repairs.

(5)     Two out of the 79 properties are leasehold interests without the related fee interest representing approximately $3.46 million, or 1.86%, of the allocated loan balance.

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

THE RRI HOTEL PORTFOLIO LOAN.

        THE LOAN. The third largest loan (the "RRI Hotel Portfolio Loan") is a
$186,000,000 pari passu portion of a $465,000,000 first mortgage secured by the borrowers' fee interests and leasehold interests in 79 Red Roof Inn hotels (the
"RRI Hotel Portfolio Properties"). With respect to five properties, the borrower has mortgaged its ground lease interest and an affiliate of the borrower has also mortgaged its fee interest. The pari passu interests in the RRI Hotel
Portfolio Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction.

        THE BORROWERS. The borrowers, R-Roof I LLC, R-Roof II LLC and R-Roof III
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties in the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund II, L.P. ("Westbridge II") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westbridge
II is a $412 million investment vehicle that was formed in 2007 as a successor fund to Westbridge Hospitality Fund L.P. Westmont is one of the largest owner/operators of hotels in the United States and Canada with equity interests of approximately $5.2 billion. Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

        THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

        More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
                        OCCUPANCY        ADR          REVPAR       NET CASH FLOW
--------------------------------------------------------------------------------
Full Year (12/31/2005)    63.0%         $54.26        $34.18        $37,631,780
Full Year (12/31/2006)    61.8%         $59.06        $36.48        $44,338,229
TTM (05/31/2007)          61.5%         $60.00        $36.92        $45,891,884
Underwritten              61.8%         $60.95        $37.64        $49,758,965
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                       SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

             COMPETITIVE SET(1)             RRI HOTEL PORTFOLIO(2)             PENETRATION FACTOR

YEAR     ADR      OCCUPANCY    REVPAR     ADR      OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR
------------------------------------------------------------------------------------------------------

2001    $56.84      56.7%      $34.12    $51.84      68.5%      $35.57     91.2%    120.7%      104.3%
2002    $57.64      56.4%      $33.47    $50.48      67.1%      $33.80     87.6%    119.0%      101.0%
2003    $57.04      55.9%      $32.98    $50.14      64.5%      $32.21     87.9%    115.4%       97.7%
2004    $57.71      57.6%      $34.42    $51.37      63.7%      $32.65     89.0%    110.5%       94.9%
2005    $60.81      59.2%      $37.31    $54.24      63.0%      $34.17     89.2%    106.3%       91.6%
2006    $64.86      59.6%      $40.04    $58.78      61.8%      $36.48     90.6%    103.6%       91.1%
------------------------------------------------------------------------------------------------------

(1)     Based on data provided by STR Reports.

(2)     Based on the borrower provided operating statements.

        PROPERTY MANAGEMENT. Property management is provided by RRI West
Management, LLC, an affiliate of the Westmont Hospitality Group, for an annual fee of 3.0% of revenue. In addition, certain front and back office services will be provided by Accor North America, Inc. ("Accor"), through an agreement with
Red Roof Inns, for an annual services fee of 3.5% of revenue. After the

                                      T-10

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

first year, if the borrowers elect to have the front and back office services provided by the property manager rather than Accor, the services fee would be reduced to 3.0% of revenue.

        ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with two other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage
Securities Trust 2007-PWR17 transaction.

        The sponsors have incurred a single mezzanine loan in the amount of
$164,000,000, which is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and indirectly by (a) additional Red
Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to the mortgage debt on such other properties. A default under the mezzanine debt may result in the change in the control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secure the
RRI Hotel Portfolio Loan. The estimated allocation of such mezzanine debt to the
RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the
RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly secured by the equity interest of the borrower under the RRI Hotel
Portfolio Whole Loan.

        GROUND LEASES. Two of the mortgaged properties are subject to a ground lease. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November
29, 2007. With respect to the ground lease related to the Red Roof Inn Boston
Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042. Additionally, with respect to five properties, the borrowers have a ground lease interest and an affiliate of the related borrower owns and has pledged its fee interest in the related properties. The lender's collateral for these properties consists of a mortgage on both the fee and the leasehold interests.

        RELEASE OF PARCELS. The RRI Hotel Portfolio Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio utilizing a net cash flow of $45,235,125 at origination and (b) the debt service coverage ratio for all properties subject to the liens of the mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i)
9.73%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 9.73%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release and; (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

        PROPERTY SUBSTITUTION. On or after a date that is two years after the issue date of the series 2007-PWR17 certificates, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio utilizing a net cash flow of $45,235,125 for all of the properties at origination and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i)
the debt-yield utilizing a net cash flow of $45,235,125 and the original principal balance of the loan and the mezzanine loan direct secured by the equity interest of the borrower at origination and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating

                                      T-11

                         $[2,877,180,000] (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

        GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                      T-12

            STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING
                         ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and
Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets, remittance reports and trustee statements).
Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current
Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.
We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any
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ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.